UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2005

Register.com, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-29739	11-3239091
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

575 Eighth Avenue, 8th Floor New York, New York	10018
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (212) 798-9100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On June 28, 2005, Register.com, Inc. (the "Company") entered into a new Registrar Accreditation Agreement (the "Agreement") with the Internet Corporation for Assigned Names and Numbers ("ICANN"), replacing the previous Registrar Accreditation Agreement between the Company and ICANN. The Agreement is effective as of April 27, 2005 and it expires on April 26, 2010.

ICANN is a not-for-profit corporation that oversees the management of, and creates policies regarding, the registration of domain names. The Agreement continues the Company's accreditation by ICANN as a registrar of domain names and, except for the extension of the expiration date, is substantially similar to the prior agreement between the Company and ICANN.

The Agreement requires, among other things, that the Company submit certain domain name registration data to a registry database or registry operator. The Company is also required to retain and provide public access to such data all on the terms described in the Agreement. The Agreement also establishes requirements for the Company's business relationships with registered domain name holders, including specific provisions that must be included in the Company's agreements with such holders. The Company also agreed to comply with any new or revised specifications or policies as may be established by ICANN in the manner set forth in the Agreement. The Company also agreed to pay an annual accreditation fee, not to exceed $4,000 for the first top-level-domain ("TLD") for which the Company is accredited plus $500 for each additional TLD for which the Company is accredited. The Company also agreed to pay certain variable accreditation fees established by ICANN from time to time, currently set at $0.25 per domain name registered by the Company.

Under certain circumstances ICANN may terminate the Agreement prior to its expiration upon 15 days' prior written notice to the Company, during which time the Company may initiate arbitration to determine the appropriateness of such termination.

This summary is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The Company's subsidiaries, Register.com Europe plc and Net Searchers International Limited each have similar accreditation agreements with ICANN.

Item 9.01.    Financial Statements and Exhibits.

(c)	Exhibits.

10.1	Registrar Accreditation Agreement effective as of April 27, 2005 between Register.com, Inc. and the Internet Corporation for Assigned Names and Numbers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGISTER.COM, INC. (Registrant)
By: /s/ Roni A. Jacobson
Roni A. Jacobson General Counsel and Secretary

July 5, 2005

EXHIBIT INDEX

Exhibit Number	Description
10.1	Registrar Accreditation Agreement effective as of April 27, 2005 between Register.com, Inc. and the Internet Corporation for Assigned Names and Numbers